Exhibit 3.2

BY-LAWS
of
HIGHLIGHT NETWORKS, INC.
a Nevada corporation

ARTICLE I

OFFICES

The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation").  The Corporation may also maintain offices at such other places within or without the State of Nevada as the Board of Directors may, from time to time, determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meetings.  The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors.

Section 2.  Special Meetings.  Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Nevada.

Section 3.  Place of Meetings.  Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Directors may from time to time fix.  If no designation is made, the Meeting shall be held at the Corporation's registered office in the State of Nevada.

Section 4.  Notice of Meetings.

(a) Written or printed notice of each meeting of shareholders, whether annual or special, signed by the president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten nor more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the share transfer records of the Corporation or to shareholder's current address, which the shareholder has delivered to the Corporation in a written notice.

(b) Further notice to a shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two, payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to the shareholder at the shareholder's address as shown on the records of the Corporation and have been returned undeliverable.

Section 5.  Quorum.

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation, a quorum shall be present at all meetings of shareholders of the Corporation if the holders of shares representing a majority of the voting power entitled to vote at the meeting are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 6.  Voting and Acting.

(a) Except as otherwise provided by law, the Articles of Incorporation, or these By-laws, action by the shareholders on a matter other than election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

(b) Except as otherwise provided by statute, the Articles of Incorporation, or these By-laws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 7.  Proxies.

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by causing the signature of the shareholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his attorney-in-fact thereunto duly authorized in writing.  Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest.  A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, or facsimile copy of the proxy shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder.  If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.  No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy.  Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.  If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if only one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section 8.  Action Without a Meeting.

Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting, without prior notice and without a vote if written consents are signed by a majority of the shareholders of the Corporation, except however if a different proportion of voting power is required by law, the Articles of Incorporation or these By-laws, then that proportion of written consents is required.  Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

ARTICLE III

 BOARD OF DIRECTORS

Section 1.  Number, Term, Election and Qualifications.

(a) The Board of Directors of the Corporation shall consist of at least  (1) member, unless and until otherwise determined by vote of a majority of the entire Board of Directors.  The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation.  A Director need not be a shareholder of the Corporation unless the Articles of Incorporation or these By-laws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these By-laws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors.  Thereafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding their election, unless their terms are staggered in the Articles of Incorporation (so long as at least one-fourth in number of the Directors of the Corporation are elected at each annual shareholders' meeting) or these By-laws, or until such Director's prior death, resignation or removal.  Any Director may resign at any time upon written notice of such resignation to the Corporation.

(d) All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation.  If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these By-laws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section 2.  Duties and Powers.

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Nevada state law, in the Articles of Incorporation or by these By-laws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3.  Regular Meetings; Notice.

(a) A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these By-laws with respect to special meetings, unless such notice shall be waived in the manner set forth in these By-laws.

Section 4.  Special Meetings; Notice.

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by Nevada state law, written notice of special meetings shall be mailed directly to each Director, addressed to the Director at his or her residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to the Director at such place by telegram, or facsimile, or shall be delivered to the Director personally, not later than the day before the day on which the meeting is to be held.  If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid.  If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company.  If notice is given by facsimile, such notice shall be deemed to be delivered upon receipt of confirmation of transmission of the facsimile.  A notice, or waiver of notice, except as required by these By-laws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting.  Notice of any adjourned meeting shall not be required to be given.

Section 5.  Chairman.

The Chairman of the Board, if any and if present, shall preside at all meetings of the Board of Directors.  If there shall be no Chairman, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6.  Quorum and Adjournments.

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or these By-laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists.  Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7.  Manner of Acting.

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these By-laws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(d) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8.  Vacancies.

(a) Unless otherwise provided for by the Articles of Incorporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose, provided that whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Articles of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided for by law, the Articles of Incorporation or these By-laws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9.  Resignation.

A Director may resign at any time by giving written notice of such resignation to the Corporation.

Section 10.  Removal.  Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of the shareholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her.  If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section 11.  Compensation.  The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12.  Committees.  Unless otherwise provided for by the Articles of Incorporation, the Board of Directors may, from time to time, designate from among its members one or more committees, and alternate members thereof as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these By-laws) as may be provided in such resolution.  Unless the Articles of Incorporation or By-laws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein.   Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Articles of Incorporation or these By-laws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

ARTICLE IV

OFFICERS

Section 1.  Number, Qualifications, Election and Term of Office.

(a) The Corporation's officers shall have such titles and duties as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws.  The officers of the Corporation shall consist of a president, secretary and treasurer, and also may include a chairman of the board, a chief executive officer, one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable.  Any officer may hold two or more offices in the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2.  Duties and Powers.

(a)           Chairman of the Board.  The Chairman of the Board, if present, shall preside at all meetings of the Board and exercise and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws.

(b)           Chief Executive Officer.  The Chief Executive Officer, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation.  He shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors.  He shall execute deeds, bonds, mortgages and other instruments on behalf of the Corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  He shall be ex-officio a member of all the standing committees, if any, shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as from time to time may be assigned to him by the Chairman of the Board, or the Board of Directors, or prescribed by these By-laws.

(c)           The President.  The President shall be the chief operating officer of the Corporation.  The President shall be responsible for the general management of the business and affairs of the Corporation, subject to the control of the Chairman of the Board, Chief Executive Officer and the Board of Directors, and shall have such other powers and duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, or the Board of Directors, or prescribed by these By-laws.

(d)           Chief Information Officer:  The Chief Information Officer shall be responsible for general management and operation of the information and data systems owned and operated by the Company and shall have such powers and duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer or the Board of Directors, or prescribed by these By-Laws.

(e)           The Secretary.  Except as otherwise provided in these By-laws or as directed by the Board of Directors, the Secretary shall attend all meetings of the shareholders and the Board of Directors; shall record the minutes of all proceedings in books to be kept for that purpose; shall give notice of all meetings of the shareholders and special meetings of the Board of Directors; and shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any corporate instrument.  The Secretary shall have such other powers and duties as from time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, or the Board of Directors, or prescribed by these By-laws.

(f)            The Treasurer.  Subject to the control of the Board of Directors, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; shall perform all other duties incident to the office of treasurer; and shall have such other powers and duties as from time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, or the Board of Directors, or prescribed by these By-laws.

Section 3.  Resignation.  Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 4.  Removal.  Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 5.  Vacancies.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.  Bonds.  The Corporation may require any or all of its officers or agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 7.  Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

ARTICLE V

SHARES OF STOCK

Section 1.  Certificates of Stock.

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by the shareholder in the Corporation.  Whenever  any  certificate  is  countersigned  or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the  Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.  If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities.  If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these By-laws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2.  Lost or Destroyed Certificates.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser;

(b) files with the Corporation a sufficient indemnity bond; and

                (c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3.  Transfers of Shares.

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4.  Record Date.

(a) The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action  requiring a determination  of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting,  or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.  If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5.  Fractions of Shares/Scrip.

The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder, except as therein provided.  The scrip may contain any provisions or conditions that the Corporation deems advisable.  If a scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

ARTICLE VI

DIVIDENDS

(a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:

(i) so authorized by the Articles of Incorporation;

(ii) a majority of the shareholders of the class or series to be issued approve the issue; or

(iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors.  The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX

AMENDMENTS

Section 1.  By Shareholders.

All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by vote of the shareholders representing a majority of the voting power of the issued and outstanding stock entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 2.  By Directors.

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-laws of the Corporation.

ARTICLE X

WAIVER OF NOTICE

Whenever  any notice is required to be given by law, the Articles of Incorporation or these By-laws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

ARTICLE XI

INTERESTED DIRECTORS

No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

(a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his, her or their  relationship  or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or

(d) the fact of the common directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors' or committee meeting authorizing the contract or transaction.

ARTICLE XII

ANNUAL LIST OF OFFICERS, DIRECTORS

AND REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada.  Such list shall be certified by an officer of the Corporation.

ARTICLE XIII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify, defend and hold harmless the officers and directors of the Corporation to the fullest extent permitted by law  (as from time to time amended) provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the Corporation, and with respect to any criminal matter, had no reasonable  cause to believe such person's conduct was unlawful.

To the fullest extent permitted by Law (as from time to time amended), the Corporation shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of such matter, upon receipt of an undertaking in form and substance acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Adopted as of June 21, 2007

Attest:

______________________________

Director